UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 14, 2006

VERASUN ENERGY CORPORATION.

(Exact name of registrant as specified in charter)

SOUTH DAKOTA	001-32913	20-3430241

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 22ND AVENUE		57006
BROOKINGS, SD

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:   (605) 696-7200
NO CHANGE

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Adoption of Form of Restricted Stock Agreement; Form of Incentive Stock Option Agreement; Form of Non-Qualified Stock Option Agreement
     The Company has adopted a Form of Restricted Stock Agreement, a Form of Incentive Stock Option Agreement and a Form of Non-Qualified Stock Option Agreement, each of which is filed as an exhibit to this Form 8-K, in connection with restricted stock and options granted under the Company’s Stock Incentive Plan as described in the Company’s prospectus filed pursuant to Rule 424(b)(4) in connection with its initial public offering.
     Amendment of American Milling Agreement
     On June 14, 2006, the Company amended its Site Acquisition Agreement, dated May 22, 2006, with American Milling, LP (“American Milling”), by entering into a Stock Transfer Restriction Agreement and Amendments to Site Acquisition Agreement, dated June 14, 2006 (the “Amendment”), with American Milling and certain other parties named therein (the “Investors”). The Amendment restricts the transferability of shares that American Milling and the Investors acquired in the Company’s initial public offering and specifies certain site designation obligations of American Milling.
     A copy of the Amendment is attached as Exhibit 10.4 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.1	Form of Restricted Stock Agreement

10.2	Form of Incentive Stock Option Agreement.

10.3	Form of Non-Qualified Stock Option Agreement.

10.4	Stock Transfer Restriction Agreement and Amendments to Site Acquisition Agreement, dated June 14, 2006, among the Company, American Milling, LP and the other parties named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION
Date: June 20, 2006	By:	/s/ Donald L. Endres
Donald L. Endres
Chief Executive Officer

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